Exhibit 10.1

ENDOSTIM, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

June 25, 2014

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TABLE OF CONTENTS

(continued)

6.3	Governing Law.	22
6.4	Successors and Assigns.	22
6.5	Entire Agreement.	22
6.6	Delays or Omissions.	22
6.7	Severability.	22
6.8	Titles and Subtitles.	22
6.9	Counterparts.	22
6.10	Telecopy Execution and Delivery.\	22
6.11	Jurisdiction; Venue.	23
6.12	Further Assurances.	23
6.13	Termination Upon Change of Control.	23
6.14	Conflict.	23
6.15	Attorneys’ Fees.	23
6.16	Aggregation of Stock.	23

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ENDOSTIM, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Third Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of June 25, 2014, and is between EndoStim, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A (each, a Series C Investor,” and collectively, the “Series C Investors”), the individuals and entities listed on Exhibit B (each, a Series B-1 Investor,” and collectively, the “Series B-1 Investors”), the individuals and entities listed on Exhibit C (each, a Series B Investor,” and collectively, the “Series B Investors”), and the individuals and entities listed on Exhibit D (each, a “2014 Bridge Investor,” and collectively, the “2014 Bridge Investors”) (the Series C Investors, Series B-1 Investors, Series B Investors and 2014 Bridge Investors each, an “Investor,” and collectively, the “Investors”). This Agreement, upon receiving the approval of the Requisite Holders (as defined below), amends and restates in its entirety that certain Second Amended and Restated Investors’ Rights Agreement dated December 5, 2012, as amended (the “Prior Agreement”), by and among the Company, the Series C Investors, the Series B-1 Investors, and the Series B Investors.

RECITALS

Pursuant to Section 6.1 of the Prior Agreement, the Prior Agreement may be amended only by a written instrument executed by the Company and the holders of at least 60% of the Series C Investors, Series B-1 Investors and Series B Investors, voting together as a single class, who are a party to the Prior Agreement voting together on an as-converted to Common Stock basis (the “Requisite Holders”), and any amendment or modification, so effected shall be binding upon the Company and each Holder and each future holder of all such securities of each Holder.

The undersigned Series C Investors, Series B Investors and Series B-1 Investors, constituting the Requisite Holders, desire to amend and restate the Prior Agreement and to accept the rights and obligations created pursuant to this Agreement in lieu of the rights granted and obligations imposed to them under the Prior Agreement.

To the extent there is an inconsistency between the terms of this Agreement and the Prior Agreement, the terms and provisions of this Agreement shall control.

The parties therefore agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Board” means the Company’s board of directors.

(b) “Bridge Notes” means the secured convertible promissory notes issued pursuant to that certain Note and Warrant Purchase Agreement dated as of June 25, 2014 (the “ NWPA”), including any secured convertible promissory notes issuable in any Additional Closing (as defined in the NWPA).

(c) “Bridge Warrants” means the warrants to purchase Common Stock issued pursuant to the NWPA, including any such warrants issuable in any Additional Closing (as defined in the NWPA).

(d) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(e) “Common Stock” means the Common Stock, $0.001 par value, of the Company.

(f) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series C Preferred, Series B-1 Preferred, Series B Preferred or the Bridge Notes (including following the conversion of any New Preferred Stock issuable upon conversion of the Bridge Notes).

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(h) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement; provided, for avoidance of doubt, that prior to the issuance of Conversion Stock or the New Preferred Stock upon the conversion of the Bridge Notes, the holders of the Bridge Notes shall not have the rights of the Holders under this Agreement, but following the issuance of Conversion Stock or the New Preferred Stock, shall automatically and without any further action have the rights and obligations of the Holders.

(i) “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(j) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(k) “Initial Closing” shall mean December 5, 2012, which is the date of the initial sale of shares of the Company’s Series C Preferred.

(l) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act.

(m) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold a majority of the outstanding Registrable Securities.

(n) “Investors” shall have the meaning set forth in the introductory paragraph of this Agreement.

(o) “Major Holder” shall have the meaning set forth in Section 4.1.

(p) “New Preferred Stock” means the preferred stock that may be issued upon the conversion of the Bridge Notes upon a Qualified Financing (as defined in the Bridge Notes).

(q) “New Securities” shall have the meaning set forth in Section 4.1(a).

(r) “Noteholder” shall mean any Investor who holds Bridge Notes and any holder of Bridge Notes to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement

(s) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(t) “Registrable Securities” shall mean (i) shares of Common Stock (A) issued or issuable pursuant to (1) the conversion of the Shares or any New Preferred Stock or (2) the exercise of the Bridge Warrants, and (B) issued directly pursuant to the conversion of the Bridge Notes and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(u) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(v) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c).

(w) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(y) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(aa) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and reasonable fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(bb) “Series B Investors” shall mean the individuals and entities listed on Exhibit C.

(cc) “Series B Preferred” means all shares of the Series B Preferred Stock, $0.001 par value per share, of the Company.

(dd) “Series B-1 Investors” shall mean the individuals and entities listed on Exhibit B.

(ee) “Series B-1 Preferred” means all shares of the Series B-1 Preferred Stock, $0.001 par value per share, of the Company.

(ff) “Series C Investors” shall mean the individuals and entities listed on Exhibit A.

(gg) “Series C Preferred” means all shares of the Series C Preferred Stock, $0.001 par value per share, of the Company.

(hh) “Shares” shall mean the Company’s Series B Preferred, Series B-1 Preferred, and Series C Preferred.

(ii) “Stockholders’ Agreement” shall mean that certain Amended and Restated Stockholders’ Agreement dated June 25, 2014 by and among the Company and the stockholders named therein, and any successor agreement thereto.

(jj) “Warrant Stock” means the Common Stock issued upon the exercise of the Bridge Warrants.

(kk) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section.

SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to at least a majority of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the four (4) year anniversary of the Initial Closing or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii) After the Company has effected three such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(iv) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(v) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3.

(c) Deferral. If (i) in the good faith judgment of the Board, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(iv) above) the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority in interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Company that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If securities are so withdrawn from the registration and if the number of securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of securities so withdrawn, with such securities to be allocated among such Holders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion. Notwithstanding the foregoing, (i) in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty percent (20%) of the total value of securities included in such registration, unless such offering is the Initial Public Offering and such registration does not include securities of any other selling stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If securities are so withdrawn from the registration and if the number of securities of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of securities so withdrawn, with such securities to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c) Right to Terminate Registration. The Company shall have the right in its sole discretion to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After the Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from Holders of at least twenty-five percent (25%) of the then-outstanding Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1(a)(ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i) or 2.1(b)(ii);

(ii) If, in a given twelve-month period, the Company has effected two such registrations in such period;

(iii) If Form S-3 (or any successor or similar form) is not available for such offering by such Holders; or

(iv) If within ten (10) business days of receipt of a written request from the Holders pursuant to this Section 2.3, the Company gives notice to the Holders of the Company’s intention to file a registration statement covering the sale of Common Stock for the account of the Company within ninety (90) days and the Company is actively employing its good faith reasonable efforts to cause such registration statement to become effective; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is ninety (90) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(d) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(e) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3, (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(h) If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(k) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(l) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and other expenses incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any reasonable legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “ Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7 Information by Holder. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii) The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, evidence reasonably satisfactory to the Company that such disposition will not require registration of such Restricted Securities under the Securities Act whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b) Notwithstanding the provisions of Section 2.8(a), no such registration statement or opinion of counsel shall be necessary for: (i) any bona fide pledge made pursuant to a bona fide loan transaction that creates a mere security interest, if the pledgee executes a counterpart copy of this Agreement and becomes bound thereby as a Holder in the event that and to the extent that such pledgee ever acquires ownership of such shares; (ii) any transfers of Registrable Securities by a Holder to Holder’s spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of Holder, or to a trust or trusts for the exclusive benefit of Holder or those members of Holder’s family specified in this Section 2.8(b)(ii) or transfers of Registrable Securities by Holder by devise or descent; (iii) in the case of a Holder that is an entity, any transfers of Registrable Securities by a Holder to such Holder’s stockholders, members, partners or other equity holders; (iv) in the case of a Holder that is both an entity and a Holder of Common Stock on the date of this Agreement, any transfers of such Registrable Securities by a Holder to such Holder’s employees or consultants; (v) any bona fide gift effected for tax planning purposes, provided that the pledgee, transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Holder; (vi) by operation of law; (vii) any transfer to the Company or an Investor pursuant to the terms of this Agreement; and (viii) any repurchase of Registrable Securities by the Company pursuant to agreements under which the Company has the option to repurchase such Registrable Securities upon the occurrence of certain events, such as termination of employment, or in connection with the exercise by the Company of any rights of first refusal.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS

THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Holder (including each Noteholder, with respect to (a) Conversion Stock issued or issuable upon the conversion of the Bridge Notes or (b) Warrant Stock issued or issuable upon exercise of the Bridge Warrants) will agree that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the

Initial Public Offering, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the Initial Public Offering, or such longer period, not to exceed thirty (30) days after the expiration of the one hundred eighty (180)–day period, as the underwriters of the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Rule 472, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.10 shall apply only to the Initial Public Offering or in a secondary offering in which such Holders are participating, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, any transfer by the Holder to an affiliate of such Holder or with respect to any shares purchased by the Holder in the open market after the Initial Public Offering, and shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding convertible preferred stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.10 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other period subject to the restrictions in Section 2.10).

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder or a Noteholder by the Company under this Section 2 may be transferred or assigned by a Holder or a Noteholder; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8, the Stockholders’ Agreement, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder and Noteholder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority-in-interest of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (ii) six (6) years after the closing of the Initial Public Offering; provided the aggregate net proceeds of such Initial Public Offering to the Company (before deductions of underwriters’ commissions and expenses) equals or exceeds $35,000,000 at a price per share to the public equal to at least $7.75 (as adjusted for stock dividends, combinations, subdivisions or stock splits with respect to such shares).

SECTION 3

INFORMATION COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Investor who owns at least 100,000 Shares and/or Conversion Stock and/or Warrant Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), or Bridge Notes in an aggregate principal amount of at least $400,000:

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, certified by independent public accountants of recognized national standing selected by the Company.

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

(iii) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with U.S. generally accepted accounting principles (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with U.S. generally accepted accounting principles).

(iv) as soon as practicable, but in any event forty-five (45) days before the end of each fiscal year, a comprehensive operating budget and business plan, as approved the Board, for the next fiscal year which forecasts the Company’s revenues, expenses and cash position (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any revisions to such budgets prepared by the Company.

3.2 Inspection. The Company shall permit each Investor who owns at least 100,000 Shares and/or Conversion Stock and/or Warrant Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), or Bridge Notes in an aggregate principal amount of at least $400,000, at such Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested in advance in writing by such Investor.

3.3 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Investor by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Investor acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Investor is required to disclose such information by a governmental authority.

3.4 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of the Initial Public Offering; provided the aggregate net proceeds of such Initial Public Offering to the Company (before deductions of underwriters’ commissions and expenses) equals or exceeds $35,000,000 at a price per share to the public equal to at least $7.75 (as adjusted for stock dividends, combinations, subdivisions or stock splits with respect to such shares).

SECTION 4

RIGHT OF FIRST REFUSAL

4.1 Right of First Refusal. The Company hereby grants to each Investor who owns at least 200,000 shares of Series C Preferred, at least 250,000 shares of Series B-1 Preferred, or at least 250,000 shares of Series B Preferred (in each case, as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (each, a “Major Holder”) the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Major Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Major Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants (other than the Bridge Notes) held by said Major Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants (other than the Bridge Notes)). Each Major Holder shall have a right of over-allotment such that if any Major Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Major Holders may purchase the non-purchasing Major Holder’s portion on a pro rata basis.

(a) “New Securities” shall mean any capital stock (including Common Stock and/or preferred stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) the Shares, the Bridge Notes, the Conversion Stock and the Warrant Stock (or Common Stock issuable upon conversion or exercise thereof, as the case may be);

(ii) up to 1,600,000 (as adjusted for any stock dividends, combinations, stock splits, recapitalizations and the like) shares of the Company’s capital stock, in the aggregate, issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements, unless a greater number of shares is approved by the holders of sixty percent (60%) of the Series A Preferred, Series B Preferred, Series B-1 Preferred, and Series C Preferred, voting together as a single class on an as-if-converted to Common Stock basis;

(iii) securities issued or issuable as a dividend or distribution on preferred stock of the Company or pursuant to any event for which adjustment is made pursuant to the certificate of incorporation of the Company;

(iv) securities offered in a Qualifying IPO (as defined in the certificate of incorporation of the Company);

(v) securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board and the holders of sixty percent (60%) of the Series A Preferred, Series B Preferred, Series B-1 Preferred, and Series C Preferred, voting together as a single class on an as-if-converted to Common Stock basis;

(vi) securities issued pursuant to the exercise of securities convertible into Common Stock outstanding as of the date of this Agreement;

(vii) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board;

(viii) securities of the Company which are otherwise excluded by the affirmative vote or consent of the holders of sixty percent (60%) of the Series A Preferred, Series B Preferred, Series B-1 Preferred, and Series C Preferred, voting together as a single class on an as-if-converted to Common Stock basis;

(ix) any securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements, (ii) technology transfer or development arrangements, not to exceed 75,000 shares in the aggregate; or such greater number of shares as may be approved by the Board and the holders of sixty percent (60%) of the Series A Preferred, Series B Preferred, Series B-1 Preferred, and Series C Preferred, voting together as a single class on an as-if-converted to Common Stock basis; and

(x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Holder shall have fifteen (15) days after any such notice is mailed or delivered to agree to purchase such Major Holder’s pro rata share of such New Securities and to indicate whether such Major Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c) In the event the Major Holders fail to exercise fully the right of first refusal and over-allotment rights, if any within said fifteen (15) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Major Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Holders in the manner provided in this Section 4.1.

(d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the Company’s Initial Public Offering; provided the aggregate net proceeds of such Initial Public Offering to the Company (before deductions of underwriters’ commissions and expenses) equals or exceeds $35,000,000 at a price per share to the public equal to at least $7.75 (as adjusted for stock dividends, combinations, subdivisions or stock splits with respect to such shares).

SECTION 5

ADDITIONAL COVENANTS

5.1 Spin-Out Preemptive Rights. If at any time (i) the Company creates a direct or indirect subsidiary that is not (A) a wholly-owned subsidiary (either directly or indirectly) or (B) an entity that is created by the Company for the sole purposes of expanding or servicing the Company’s current line of business, which can include, but is not limited to, entities formed for operations in foreign jurisdictions, and sales and marketing, and customer support; provided, however, that such subsidiaries formed pursuant to this subsection 5.1 shall be wholly-owned subsidiaries except to the extent required by applicable laws outside of the United States, (ii) any direct or indirect subsidiary of the Company sells or transfers any shares of capital stock to any entity that is not the Company or a direct or indirect wholly-owned subsidiary of the Company, (iii) any direct or indirect subsidiary of the Company merges, consolidates or takes any other action that results in such subsidiary not remaining a wholly-owned subsidiary of the Company (either directly or indirectly) except to the extent required by applicable laws outside of the United States, or (iv) any direct or indirect subsidiary of the Company sells all or substantially all of its assets to any person or entity that is not the Company or a direct or indirect wholly-owned subsidiary of the Company, then in each case the Company shall cause such subsidiary (or the surviving or successor entity or purchaser of assets) (each, a “Spin-out Entity”) to provide each Major Holder a right of first offer (the “Spin-out Preemptive Rights”) to purchase up to its Spin-out Pro Rata Share (defined below) with respect to any common stock, preferred stock or any other security of the Spin-out Entity, including but not limited to, rights, options, or warrants to purchase such common stock, preferred stock or other security (“Spin-out Shares”) offered by the Spin-out Entity for financing purposes. For purposes of this Section 5.1, a Major Holder’s “Spin-out Pro Rata Share” of such Spin-out Shares shall be a fraction, (i) the numerator of which is the number of shares of Common Stock of the Company then held by such Major Holder immediately prior to the formation of such Spin-out Entity (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants (other than the Bridge Notes) held by said Major Holder), and (ii) the denominator of which is the total number of shares of the Company’s Common Stock then outstanding (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants (other than the Bridge Notes)). The manner and procedure of such Spin-out Preemptive Rights shall be substantially similar to those described in Section 4 above with respect to the Major Holders. In addition, the Company shall cause, or exert such influence it may have to cause, the organizational documents of the Spin-out Entity (i) to provide for voting rights and preferences with respect to the Spin-out Shares equivalent to the voting rights and preferences of the Series B-1 Preferred and (ii) to contain provisions relating to this Section 5.1.

5.2 Insurance. The Company shall maintain with financially sound and reputable insurers (i) directors and officers liability insurance with coverage and amounts, including non-rescindable Side A coverage, reasonably satisfactory to the Board and (ii) casualty and liability insurance with coverage and in amounts reasonably satisfactory to the Board, unless otherwise determined by the Board.

5.3 Employee and Contractor Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement in a form approved by the Board. The Company will cause each person now or hereafter engaged by it or by any subsidiary as a consultant/independent contractor with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement in a form approved by the Board.

5.4 Service Provider Vesting and Transfer Restrictions. All current and future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting over four years, with 25% of the options or shares underlying such awards vesting on the first anniversary of the date of grant and 1/48th of the options or shares vesting each month thereafter, unless otherwise approved by the Board; (ii) the right of the Company to repurchase unvested shares at cost upon termination of services by a holder of restricted stock, (iii) a “right of first refusal” in favor of the Company on transfers of vested shares at a price offered by a third party, which right shall terminate upon the Company’s Initial Public Offering, and (iv) a restriction against transfers of unvested shares.

5.5 Matters Requiring Investor Director Approval. The Company hereby covenants and agrees with each of the Investors that it shall not offer or decide to hire any family member of an employee without the prior unanimous approval of the Board.

5.6 Meetings of the Board of Directors. Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet quarterly in accordance with an agreed-upon schedule.

5.7 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.8 Board Expenses. The Company shall reimburse the non-employee directors for all reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the Board or meetings of committees of the Board.

5.9 Board Committees. The Compensation committee of the Board shall consist of Raul E. Perez, one (1) of the members of the Board elected by the Series B-1 Preferred and Series B Preferred, voting -19- together as a single class and one (1) of the members of the Board elected by the Series B-1 Preferred and Series B Preferred, voting together as a single class. The Audit committee of the Board, if any, shall consist of one (1) of the members of the Board elected by the Series B-1 Preferred and Series B Preferred, voting together as a single class, and one (1) of the members of the Board not elected by the Series B-1 Preferred and Series B Preferred, voting together as a single class.

5.10 Budget Approval. The holders of a majority of the Series C Preferred, Series B-1 Preferred, and Series B Preferred, voting together as a single class, in their reasonable discretion, shall have the right to approve the Budget (as delivered pursuant to Section 3.1(a)(iv)) in its entirety (and not in part) each year. If a notice of objection to the Budget is not provided to the Company by the holders of a majority of Series C Preferred, Series B-1 Preferred, and Series B Preferred, voting together as a single class, within ten (10) days after the Company has provided the Budget in any given year, such Budget will be deemed to have been accepted by the holders of the Series C Preferred, Series B-1 Preferred, and Series B Preferred.

5.11 Termination of Covenants. The covenants set forth in this Section 5 shall terminate and be of no further force and effect after the closing of the Company’s Initial Public Offering; provided the aggregate net proceeds of such Initial Public Offering to the Company (before deductions of underwriters’ commissions and expenses) equals or exceeds $35,000,000 at a price per share to the public equal to at least $7.75 (as adjusted for stock dividends, combinations, subdivisions or stock splits with respect to such shares).

SECTION 6

MISCELLANEOUS

6.1 Amendment.

Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and holders of sixty percent (60%) of the Registrable Securities voting together as a single class on an as-if-converted to Common Stock basis (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, prior to the conversion of the Bridge Notes, any shares that may be issuable upon the conversion of the Bridge Notes). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and any Noteholder and each future holder of all such securities of Holder and each future holder of the Bridge Notes. Each Holder and each Noteholder acknowledges that by the operation of this paragraph, the Investors holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding any shares that may be issuable upon the conversion of the Bridge Notes) will have the right and power to diminish or eliminate all rights of such Holder or such Noteholder under this Agreement, provided that no amendment, waiver, discharge or other modification of this Agreement shall disproportionately affect the Noteholders as a class relative to the other Holders that have the right to vote or consent to such amendment, waiver, discharge or other modification. Notwithstanding the foregoing, if the Company issues Bridge Notes and Bridge Warrants after the date hereof, any purchaser of such shares of Bridge Notes and Bridge Warrants that is not then a party to this Agreement may become a party to this Agreement by executing and delivering an additional counterpart signature to this Agreement, or such other “omnibus” signature page or other joinder instrument that indicates an intent to become a party to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Company or the Holders shall be required for such joinder to this Agreement. The Company shall promptly update Exhibit D hereto after any subsequent sale of the Bridge Notes and Bridge Warrants and any such update shall not require the action or consent by the Company or the Holders, or otherwise be deemed an amendment, waiver or modification of this Agreement.

6.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Holder) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any Holder or any holder of the Bridge Notes, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder or such holder of the Bridge Notes so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, to the attention of the President and Chief Executive Officer of the Company at 4041 Forest Park Avenue, Suite 127, St. Louis, Missouri 63108, or at such other address as the Company shall have furnished to the Voting Parties, with a copy (which shall not constitute notice) to Bryan Cave LLP, 211 North Broadway, Suite 3600, St. Louis, Missouri 63102, Attention: James L. Nouss, Jr.

(d) Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, or (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address.

6.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

6.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

6.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

6.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

6.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

6.10 Telecopy Execution and Delivery. \A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.11 Jurisdiction; Venue. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court or state court located in St. Louis County, Missouri, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

6.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

6.13 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other conveyance of all substantially all of the assets of the Company.

6.14 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control.

6.15 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.16 Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

(signature page follows)

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

EndoStim, Inc.
a Delaware corporation

By:	/s/ Bevil J. Hogg
Bevil J. Hogg, President and Chief Executive Officer

(Signature page to the Third Amended and Restated Investors’ Rights Agreement)

SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Third Amended and Restated Investors’ Rights Agreement dated as of [            ], 2014 (the “Agreement”):

1.	Waiver of 15 days’ notice period in which to exercise right of first refusal: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 15-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )	ELECT TO PARTICIPATE in $ (please provide amount) in New Securities proposed to be issued by EndoStim, Inc., a Delaware corporation, representing LESS than my pro rata portion of the aggregate of $[ ] in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in $ in New Securities proposed to be issued by EndoStim, Inc., Delaware corporation, representing my FULL pro rata portion of the aggregate of $[ ] in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $[ ] in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $ (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Investors do not exercise their full rights of first refusal with respect to the $[ ] in New Securities being offered in the financing.

Date:

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. The company will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.

Amendment to the Third Amended and Restated Investors’ Rights Agreement

(Effective as of the Effective Time (as defined in the written consent of the stockholders adopting this Amendment))

1. Sections 3, 4 and 5 of the IR Agreement shall hereby be terminated and be of no further force and effect.

2. Section 2.14 of the IR Agreement is hereby deleted and replaced in its entirety with the following:

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (ii) six (6) years after the closing of the Initial Public Offering.